Exhibit 99.1

Company Contact: Investor Relations Contact:

Ultralife Corporation LHA

Philip A. Fain Jody Burfening

(315) 332-7100 (212) 838-3777

pfain@ulbi.com jburfening@lhai.com

Ultralife Corporation Reports Second Quarter Results

NEWARK, N.Y. – July 30, 2015 -- Ultralife Corporation (NASDAQ: ULBI) reported operating income of $0.8 million on revenue of $19.0 million for the quarter ended June 28, 2015. For the second quarter of 2014, the Company reported an operating loss of $1.3 million on revenue of $15.2 million.

“Our second quarter results demonstrate the operating leverage inherent in our business model and the success of our strategy to invest in new products, customers, markets and geographies. Following a strong first quarter performance, we delivered another quarter of 25% revenue growth, substantial gains in profitability marked by a consolidated gross margin of 31%, an operating margin of 4.3%, and an EPS of $0.05,” Michael D. Popielec, Ultralife's President and Chief Executive Officer. “At the mid-point of the year with revenue growth of 25% and EPS improvement of $0.23 over the first half of 2014, we have increasing confidence in our outlook for top-line growth and profitable results for 2015.”

Second Quarter 2015 Financial Results

Revenue grew 25%, or $3.8 million, to $19.0 million from $15.2 million for the second quarter of 2014 driven by gains in Battery & Energy Product sales. Battery & Energy Products sales were $16.0 million, compared to $12.2 million last year, a 31% increase, primarily due to higher shipments to Government/Defense customers. Communications Systems sales were $3.0 million, flat with the same period last year.

Gross profit grew 39% to $5.9 million from $4.2 million for the second quarter a year ago. As a percentage of revenue, gross profit increased 320 basis points to 30.9% from 27.7% last year, primarily reflecting favorable mix of higher gross margin products and improved overhead absorption on higher sales volumes. Battery & Energy Products’ gross margin was 28.4%, compared to 23.6% last year, an increase of 480 basis points. Communications Systems’ gross margin was 44.2%, compared to 44.0% last year, an increase of 20 basis points.

Operating expenses declined 9%, or $0.5 million, to $5.0 million from $5.5 million a year ago. As a percentage of revenue, operating expenses were 26.6%, compared to 36.4% a year ago.

Higher revenue combined with the leverage of improved gross margin and lower operating expenses resulted in operating income of $0.8 million, compared to an operating loss of $1.3 million for the second quarter of 2014, an improvement of $2.1 million. Operating margin was 4.3%, compared to (8.7)% for the year-earlier period.

Net income from continuing operations was $0.8 million, or $0.05 per share, compared to a net loss of $1.4 million, or $0.08 per share, for the second quarter of 2014.

Share Repurchase Program

During the second quarter Ultralife repurchased 1,398,454 shares under its 3.4 million share repurchase program, which will end April 30, 2016. Since the inception of the share repurchase program on May 1, 2014, the Company has repurchased 1,941,691 shares.

About Ultralife Corporation

Ultralife Corporation serves its markets with products and services ranging from power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.

Headquartered in Newark, New York, the Company's business segments include Battery & Energy Products and Communications Systems. Ultralife has operations in North America, Europe and Asia. For more information, visit www.ultralifecorporation.com.

Conference Call Information

Ultralife will hold its second quarter earnings conference call today at 10:00 AM ET. To participate in the live call, please dial (800) 915-4836 at least ten minutes before the scheduled start time, identify yourself and ask for the Ultralife call. A live webcast of the conference call will be available to investors in the Events & Presentations section of the Company's website at http://investor.ultralifecorporation.com. For those who cannot listen to the live broadcast, a replay of the webcast will be available shortly after the call at the same location.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include potential reductions in U.S. military spending, uncertain global economic conditions and acceptance of our new products on a global basis. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company's analysis only as of today's date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

ULTRALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Dollars in Thousands)
(unaudited)

ASSETS
	June 28,	December 31,
	2015	2014
Current assets:
Cash and cash equivalents	$15,932	$17,866
Trade accounts receivable, net	11,293	11,295
Inventories	24,000	26,086
Prepaid expenses and other current assets	1,412	1,603
Total current assets	52,637	56,850

Property, equipment and improvements, net	9,501	9,812
Goodwill, intangibles and other assets	20,797	20,980
Total assets	$82,935	$87,642

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,353	$6,996
Accrued compensation and related benefits	2,388	1,725
Accrued expenses and other current liabilities	1,865	2,490
Total current liabilities	10,606	11,211
Deferred income taxes and other non-current liabilities	4,628	4,518
Total liabilities	15,234	15,729

Shareholders' equity:
Common stock	1,897	1,894
Capital in excess of par value	176,249	175,940
Accumulated deficit	(95,599)	(96,920)
Accumulated other comprehensive loss	(401)	(467)
Treasury stock	(14,307)	(8,420)
Total Ultralife equity	67,839	72,027
Noncontrolling interest	(138)	(114)
Total shareholders’ equity	67,701	71,913

Total liabilities and shareholders' equity	$82,935	$87,642

ULTRALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands except per share amounts)
(unaudited)

	Three month periods ended		Six month periods ended
	June 28,	June 29,	June 28,	June 29,
	2015	2014	2015	2014
Revenues:
Battery & energy products	$15,972	$12,165	$32,248	$26,087
Communication systems	2,983	3,034	5,884	4,397
Total revenues	18,955	15,199	$38,132	$30,484

Cost of products sold:
Battery & energy products	11,430	9,289	22,922	19,410
Communication systems	1,666	1,698	3,344	2,527
Total cost of products sold	13,096	10,987	26,266	21,937

Gross profit	5,859	4,212	11,866	8,547

Operating expenses:
Research and development	1,334	1,560	2,693	2,996
Selling, general and administrative	3,708	3,976	7,534	7,971
Total operating expenses	5,042	5,536	10,227	10,967

Operating income (loss)	817	(1,324)	1,639	(2,420)

Interest and other (expense) income, net	28	5	(160)	(58)
Income (loss) from continuing operations before income taxes	845	(1,319)	1,479	(2,478)
Income tax provision	71	57	182	117

Net income (loss) from continuing operations	774	(1,376)	1,297	(2,595)
Loss from discontinued operations, net of tax	—	—	—	(61)

Net income (loss)	774	(1,376)	1,297	(2,656)

Net loss attributable to non-controlling interest	14	16	24	10

Net income (loss) attributable to Ultralife	$788	$(1,360)	$1,321	$(2,646)

Net income (loss) per share attributable to Ultralife common shareholders – basic:
Continuing operations	$.05	$(.08)	$.08	$(.15)
Discontinued operations	—	—	—	(.00)
Total	$.05	$(.08)	$.08	$(.15)

Net income per share attributable to Ultralife common shareholders – diluted:
Continuing operations	$.05		$.08
Discontinued operations	—		—
Total	$.05		$.08

Weighted average shares outstanding – basic	16,557	17,533	16,945	17,523
Weighted average shares outstanding – diluted	16,597		16,977